                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 3, 2000


                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-12143             54-1322110
---------------------------           -----------          -------------
(State or other jurisdiction          (Commission          (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



                   22000 AOL Way, Dulles, Virginia 20166-9323
                   ------------------------------------------
              (Address of principal executive offices)  (zip code)

                                (703) 265-1000
                   ------------------------------------------
              (Registrant's telephone number, including area code)

                                Not Applicable
                   ------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)  Pro Forma Consolidated Condensed Financial Statements

  As described more fully in America Online, Inc.'s ("America Online") Current Report on Form 8-K dated January 10, 2000, America Online and Time Warner Inc. ("Time Warner") entered into an Agreement and Plan of Merger dated as of January 10, 2000 (the "Merger"). As part of the Merger, America Online and Time Warner will form a new holding company ("AOL Time Warner") which will be the parent of two wholly owned subsidiaries, America Online and Time Warner.

  The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the Merger on the historical financial position and operating results of America Online and Time Warner. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma operating results are presented on two different bases: (1) a June 30th fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31st calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the Merger.

  The following pro forma consolidated condensed balance sheet of AOL Time Warner at December 31, 1999 gives effect to the Merger as if it occurred as of that date. On a June 30th fiscal-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the six months ended December 31, 1999 and the year ended June 30, 1999 give effect to the Merger as if it occurred as of July 1, 1998. On a December 31st calendar-year basis, the pro forma consolidated condensed statement of operations of AOL Time Warner for the year ended December 31, 1999 give effect to the Merger as if it occurred as of January 1, 1999. In addition, the pro forma consolidated condensed statements of operations of AOL Time Warner for the year ended June 30, 1999 gives effect to Time Warner's consolidation of the operating results of Time Warner Entertainment Company, L.P. ("TWE") and certain related companies, which were formerly accounted for under the equity method of accounting, as described more fully in Time Warner's Current Report on Form 8-K dated August 3, 1999, which is incorporated herein by reference.

  The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online, Time Warner and TWE. For America Online, those financial statements are included in America Online's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and its Annual Report on Form 10-K for the year ended June 30, 1999, which have been adjusted for a 2-for-1 common stock split in November 1999. For Time Warner and TWE, those financial statements are included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated herein by reference.

  The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the Merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

The Merger

     The Merger will be structured as a stock-for-stock exchange. America Online and Time Warner will initially form a new holding company called AOL Time Warner. AOL Time Warner will thereafter form two wholly owned subsidiaries. Upon the closing of the transaction, one such subsidiary will merge with and into America Online and one such subsidiary will merge with and into Time Warner. As a result, America Online and Time Warner will become wholly owned subsidiaries of AOL Time Warner. As part of the Merger, each issued and outstanding share of each class of common stock of Time Warner will be converted into 1.5 shares of an identical series of common stock of AOL Time Warner. In addition, each issued and outstanding share of each class of preferred stock of Time Warner will be converted into one share of preferred stock of AOL Time Warner, which will have substantially identical terms except that such shares will be convertible into approximately 6.25 shares of AOL Time Warner common stock. Lastly, each issued and outstanding share of capital stock of America Online will be converted into one share of an identical series of capital stock of AOL Time Warner.

  As a result of the Merger, the former shareholders of AOL will have an approximate 55% interest in AOL Time Warner and the former shareholders of Time Warner will have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The Merger is expected to be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

   Pro forma adjustments for the merger include:

  . the issuance of approximately 1.9 billion shares of AOL Time Warner common stock and AOL Time Warner series LMCN-V common stock in exchange for all of the 1.3 billion outstanding shares of Time Warner common stock and series LMCN-V common stock;

  . the issuance of approximately 8.4 million shares of AOL Time Warner preferred stock in exchange for all of the 8.4 million outstanding shares of Time Warner preferred stock;

  . the issuance of options to purchase approximately 204 million shares of AOL Time Warner common stock in exchange for all of the outstanding options to purchase 136 million shares of Time Warner common stock; and

  . the incurrence of approximately $300 million of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees.

   No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one to one. America Online agreed to acquire MapQuest.com, Inc., and Time Warner has agreed to form a global music joint venture with EMI Group plc. Because these transactions are not significant to the consolidated condensed balance sheet of AOL Time Warner or to pro forma net income of AOL Time Warner for any of the periods presented herein, such transactions have not been reflected in these pro forma financial statements.

   Management expects that the strategic benefits of the merger will result in incremental revenue opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

  The merger is expected to close in the fall of 2000 and is subject to customary closing conditions, including the approval of the shareholders of each of America Online and Time Warner and all necessary regulatory approvals. There can be no assurance that such approvals will be obtained.

   Under the purchase method of accounting, the estimated cost of approximately $146 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets. Management expects that the other intangible assets will include cable television franchises, subscriber lists, brand names, trademarks, music copyrights and catalogue, and film libraries. These items are expected to have amortization periods ranging from 3 to 40 years. At this time, the work needed to provide the basis for estimating these fair values, and amortization periods, has not been completed. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. The pro forma consolidated condensed financial statements reflect a preliminary allocation to goodwill and other intangible assets assuming a weighted-average amortization period of twenty-five years. The final purchase price allocation may result in a different weighted-average amortization period for intangible assets than that presented in these pro forma consolidated condensed financial statements. Accordingly, a change in the amortization period would impact the amount of annual amortization expense. The following table shows the effect on pro forma loss applicable to common shares for a range of weighted-average useful lives:

                                       Six Months Ended Year Ended  Year Ended
                                         December 31,    June 30,  December 31,
      Weighted-average useful life           1999          1999        1999
      ----------------------------     ---------------- ---------- ------------
   Twenty-five years
    (as disclosed in these pro forma
    financial statements).............     $(1,091)      $(4,330)    $(2,593)
   Twenty years.......................     $(1,850)      $(5,848)    $(4,111)
   Thirty years.......................     $  (585)      $(3,319)    $(1,582)

   AOL Time Warner will periodically review the carrying value of the acquired goodwill and other intangible assets for acquired businesses to determine whether an impairment may exist. AOL Time Warner will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of goodwill and other intangible assets can be recovered. If it is determined that the carrying value of goodwill and other intangible assets will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such goodwill and other intangible assets would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to goodwill and other intangible assets.

 Revenue Classification Changes

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," which will be effective for Time Warner in the quarter ended June 30, 2000. SAB 101 will not be effective for America Online until the quarter ended September 30, 2000. SAB 101 clarifies certain existing accounting principles for the timing of revenue recognition and its classification in financial statements. While America Online's and Time Warner's existing revenue policies regarding the timing of revenue recognition are consistent with the provisions of SAB 101, the new rules are expected to result in some changes as to how the filmed entertainment industry classifies its revenue, particularly relating to distribution arrangements for third-party and co-financed joint venture product. As a result, America Online and Time Warner are in the process of evaluating the overall impact of SAB 101 on their respective consolidated financial statements. It is expected that both annual revenues and costs of Time Warner's filmed entertainment businesses will be reduced by an equal amount of approximately $1.5 to $2 billion as a result of these classification changes. However, other aspects of SAB 101 are not expected to have a significant effect on AOL Time Warner's pro forma consolidated condensed financial statements.

                              AOL TIME WARNER INC.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               December 31, 1999
                            (in millions, unaudited)

                                                                        AOL
                                             Time      Pro Forma    Time Warner
                                   AOL(a)  Warner(b) Adjustments(c)  Pro Forma
                                   ------- --------- -------------- -----------
ASSETS
Cash and equivalents.............. $ 2,535  $ 1,284     $    --      $  3,819
Other current assets..............   1,281    8,577          --         9,858
                                   -------  -------     --------     --------
  Total current assets............   3,816    9,861          --        13,677
Noncurrent inventories............     --     4,201          --         4,201
Investments.......................   4,902    2,096          --         6,998
Property, plant and equipment,
 net..............................     890    8,728          --         9,618
Goodwill and other intangibles,
 net..............................     409   24,712      174,278      199,399
Other assets......................     284    1,641          --         1,925
                                   -------  -------     --------     --------
  Total assets.................... $10,301  $51,239     $174,278     $235,818
                                   =======  =======     ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities......... $ 2,162  $ 9,670     $    300     $ 12,132
Long-term debt and other
 obligations(/1/).................   1,586   19,901          --        21,487
Deferred income taxes.............      10    4,234       34,765       39,009
Other long-term liabilities.......     292    4,535          --         4,827
Minority interests................     --     3,186          --         3,186

Shareholders' Equity
Preferred stock...................     --         1          --             1
Series LMCN-V common stock........     --         1          --             1
Common stock......................      23       12            6           41
Paid-in capital...................   4,165   12,998      135,908      153,071
Accumulated earnings (deficit)....     596   (3,350)       3,350          596
Accumulated other comprehensive
 income...........................   1,467       51          (51)       1,467
                                   -------  -------     --------     --------
  Total shareholders' equity......   6,251    9,713      139,213      155,177
                                   -------  -------     --------     --------
  Total liabilities and
   shareholders' equity........... $10,301  $51,239     $174,278     $235,818
                                   =======  =======     ========     ========

--------
(/1/)For Time Warner, includes $1.243 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.

                            See accompanying notes.

                              AOL TIME WARNER INC.

          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (unaudited)

(a) Reflects the historical financial position of America Online at December 31, 1999.

(b) Reflects the historical financial position of Time Warner at December 31, 1999.

(c) Pro forma adjustments to record the merger as of December 31, 1999 reflect:

  .  an increase in equity of $130.758 billion relating to the issuance of
     1.930 billion shares of AOL Time Warner common stock, including the issuance of 171.2 million shares relating to the conversion of 114.1 million outstanding shares of Time Warner's series LMCN-V common stock into an identical class of AOL Time Warner series LMCN-V common stock, $0.01 par value per share, in exchange for approximately 1.287 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common stock to be issued was valued based on a price per share of $67.75, which is the average market price of the America Online common stock for a few days before and after the date the merger was announced;

  . an increase in equity of $3.557 billion relating to the issuance of approximately 8.404 million shares of AOL Time Warner preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner preferred stock. The shares of AOL Time Warner preferred stock to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

  . an increase in equity of $11.376 billion relating to the issuance of options to purchase 203.802 million shares of AOL Time Warner common stock in exchange for all of the 135.868 million outstanding options to purchase shares of Time Warner common stock, based on a weighted-average fair value of $55.82 for all options. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility--45.5%; expected lives--5 years; a risk-free interest rate--5.75%; and expected dividend yield--0%;

  . an increase in accrued expenses of approximately $300 million relating to the incurrence of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees;

  . the elimination of approximately $15.458 billion of Time Warner's pre-existing goodwill;

  . a reduction of $3.235 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the merger;

  . a decrease in stockholders' equity of $9.713 billion relating to the elimination of Time Warner's historical shareholders' equity; and

  . the preliminary allocation of the excess of the $145.991 billion purchase price, including transaction costs, over the book value of the net assets acquired to:

    .  goodwill in the amount of $94.736 billion;

    .  other intangible assets in the amount of $95 billion; and

    .  deferred income taxes in the amount of $38 billion.

   The final allocation of the purchase price will be determined after the completion of the merger and will be based on a comprehensive final evaluation of the fair value of Time Warner's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. The preliminary allocation is summarized in the following table:

   Calculation of Purchase Price:

                                                   (in millions)
         Common stock.............................   $130,758
         Preferred stock..........................      3,557
         Stock options............................     11,376
         Transaction costs........................        300
                                                     --------
          Total purchase price....................   $145,991
                                                     ========

   Allocation of Purchase Price:

                                                   (in millions)
         Assets:
           Time Warner's historical assets........   $ 51,239
           Eliminate Time Warner's historical
            goodwill..............................    (15,458)
           New goodwill...........................     94,736
           Other intangible assets................     95,000
         Liabilities:
           Time Warner's historical liabilities...    (41,526)
           Deferred income taxes..................    (38,000)
                                                     --------
          Total purchase price....................   $145,991
                                                     ========

   A reconciliation of the above adjustments to reflect the merger is set forth below:

                                                                                                 Elimination
                           Issuance of              Elimination of Allocation of Elimination of       of
                          Common Stock    Increase  Time Warner's     Excess     AOL's Deferred Time Warner's    Total
                         Preferred Stock in Accrued   Historical     Purchase    Tax Valuation   Historical    Pro Forma
                           and Options    Expenses     Goodwill        Price       Allowance       Equity     Adjustments
                         --------------- ---------- -------------- ------------- -------------- ------------- -----------
                                                                  (in millions)
Goodwill and other
 intangibles, net.......    $    --        $ --        $(15,458)     $189,736       $   --        $    --      $174,278
Total current
 liabilities............         --          300            --            --            --             --           300
Deferred income taxes...         --          --             --         38,000        (3,235)           --        34,765
Preferred stock.........           1         --             --            --            --              (1)         --
Series LMCN-V common
 stock..................           1         --             --            --            --              (1)         --
Common stock............          18         --             --            --            --             (12)           6
Paid in capital.........     145,671         --             --            --          3,235        (12,998)     135,908
Accumulated earnings
 (deficit)..............         --          --             --            --            --           3,350        3,350
Accumulated other
 comprehensive income...         --          --             --            --            --             (51)         (51)

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                       Six Months Ended December 31, 1999
               (in millions, except per share amounts, unaudited)

                                                                        AOL
                                             Time      Pro Forma    Time Warner
                                  AOL(d)  Warner (e) Adjustments(f)  Pro Forma
                                  ------  ---------- -------------- -----------
Revenues........................  $3,088   $14,711      $   --        $17,799
Cost of revenues(/1/)...........  (1,621)   (8,108)         --         (9,729)
Selling, general and
 administrative(/1/)............    (830)   (4,008)         --         (4,838)
Amortization of goodwill and
 other intangible assets........     (35)     (671)      (3,519)       (4,225)
Gain on sale or exchange of
 cable systems and investments..     --      1,476          --          1,476
Gain on sale of Canal
 Satellite......................     --         97          --             97
Merger, restructuring and other
 charges........................      (5)     (106)         --           (111)
                                  ------   -------      -------       -------
Business segment operating
 income (loss)(g)...............     597     3,391       (3,519)          469
Interest and other, net.........     197    (1,031)         --           (834)
Minority interest...............     --       (145)         --           (145)
Corporate expenses..............     (48)      (83)         --           (131)
                                  ------   -------      -------       -------
Income (loss) before income
 taxes..........................     746     2,132       (3,519)         (641)
Income tax benefit (provision)..    (291)     (903)         760          (434)
                                  ------   -------      -------       -------
Income (loss) before
 extraordinary item.............     455     1,229       (2,759)       (1,075)
Preferred dividend
 requirements...................     --        (16)         --            (16)
                                  ------   -------      -------       -------
Income (loss) applicable to
 common shares before
 extraordinary item.............  $  455   $ 1,213      $(2,759)      $(1,091)
                                  ======   =======      =======       =======
Income (loss) per common share
 before extraordinary item:
  Basic.........................  $ 0.20   $  0.94                    $ (0.26)
                                  ======   =======                    =======
  Diluted.......................  $ 0.18   $  0.90                    $ (0.26)
                                  ======   =======                    =======
Average common shares:
  Basic.........................   2,240     1,288                      4,172
                                  ======   =======                    =======
  Diluted.......................   2,592     1,395                      4,172
                                  ======   =======                    =======

--------
(/1/) Includes depreciation ex-
 pense of:......................  $  122   $   646      $   --        $   768
                                  ======   =======      =======       =======

                            See accompanying notes.

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                            Year Ended June 30, 1999
               (in millions, except per share amounts, unaudited)

                                                                        AOL
                                            Time       Pro Forma    Time Warner
                                  AOL(d)  Warner(h)  Adjustments(f)  Pro Forma
                                  ------  ---------  -------------- -----------
Revenues........................  $4,777  $ 26,482      $   --       $ 31,259
Cost of revenues(/1/)...........  (2,657)  (14,609)         --        (17,266)
Selling, general and
 administrative(/1/)............  (1,431)   (7,162)         --         (8,593)
Amortization of goodwill and
 other intangible assets........     (65)   (1,291)      (7,056)       (8,412)
Gain on sale or exchange of
 cable systems and investments..     --        795          --            795
Gain on early termination of
 video distribution agreement...     --        215          --            215
Merger, restructuring and other
 charges........................     (95)      --           --            (95)
                                  ------  --------      -------      --------

Business segment operating
 income (loss)(g)...............     529     4,430       (7,056)       (2,097)
Interest and other, net.........     638    (2,050)         --         (1,412)
Minority interest...............     --       (485)         --           (485)
Corporate expenses..............     (71)     (164)         --           (235)
                                  ------  --------      -------      --------

Income (loss) before income
 taxes..........................   1,096     1,731       (7,056)       (4,229)
Income tax benefit (provision)..    (334)     (871)       1,520           315
                                  ------  --------      -------      --------

Net income (loss)...............     762       860       (5,536)       (3,914)
Preferred dividend
 requirements...................     --       (416)         --           (416)
                                  ------  --------      -------      --------

Net income (loss) applicable to
 common shares..................  $  762  $    444      $(5,536)     $ (4,330)
                                  ======  ========      =======      ========

Net income (loss) per common
 share:
  Basic.........................  $ 0.37  $   0.36                   $  (1.10)
                                  ======  ========                   ========
  Diluted.......................  $ 0.30  $   0.36                   $  (1.10)
                                  ======  ========                   ========
Average common shares:
  Basic.........................   2,081     1,231                      3,928
                                  ======  ========                   ========
  Diluted.......................   2,555     1,231                      3,928
                                  ======  ========                   ========


--------
(/1/) Includes depreciation ex-
 pense of:......................  $  233  $  1,230      $   --       $  1,463
                                  ======  ========      =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.

            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS (unaudited)

(d) Reflects the historical operating results of America Online for the six months ended December 31, 1999 and the year ended June 30, 1999. Outstanding share and per share information for America Online have been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(e) Reflects the historical operating results of Time Warner for the six months ended December 31, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(f) Pro forma adjustments to record the merger for the six months ended December 31, 1999 and the year ended June 30, 1999 reflect:

  . increases of $3.795 billion and $7.589 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets, and are each amortized on a straight-line basis over a twenty-five year weighted-average period;

  . decreases of $276 million and $533 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

  . increases of $760 million and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

   In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(g) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

  Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below for each period is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                          Six Months
                                                            Ended     Year Ended
                                                         December 31,  June 30,
                                                             1999        1999
                                                         ------------ ----------
      Pro forma EBITDA..................................    $5,462      $7,778
                                                            ======      ======
      Increase in pro forma EBITDA......................    $1,432      $  890
                                                            ======      ======
      Adjusted EBITDA...................................    $4,030      $6,888
                                                            ======      ======

      The increase in pro forma EBITDA includes the following significant and nonrecurring items:

                                                       Six Months
                                                         Ended      Year Ended
                                                      December 31,    June 30,
                                                         1999          1999
                                                      ------------  ----------
      Items related to America Online include:

          Merger, restructuring and other charges             $(35)       $(95)
          Transition costs                                      --         (25)

      Items related to Time Warner include:

          Gain on sale or exchange of cable systems
            and investments                                  1,476         795
          Write-down of retail store assets                   (106)         --
          Gain on sale of interest in CanalSatellite            97          --
          Gain on early termination of long-term, home
            video distribution agreement                        --         215
                                                      ------------  ----------

      Increase in pro forma EBITDA                          $1,432       $ 890
                                                      ============  ==========

      The items above related to America Online are described more fully in America Online's Quarterly Report on Form 10-Q for the six months ended December 31, 1999 and Annual Report on Form 10-K for the year ended
      June 30, 1999. The above items related to Time Warner are described more fully in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated herein by reference.

                              AOL TIME WARNER INC.

            NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                           OF OPERATIONS--(Continued)
                                  (unaudited)

(h) Reflects the historical operating results of Time Warner for the year ended June 30, 1999, as adjusted to reflect Time Warner's consolidation for all periods prior to 1999. In order to conform Time Warner's fiscal year-end from a calendar year basis to America Online's June 30 year-end, Time Warner's historical operating results have been derived from the combination of Time Warner's quarterly historical operating results for the year ended June 30, 1999. In addition, Time Warner's historical operating results for this period have been adjusted to reflect Time Warner's consolidation of the entertainment group for the six-month period ended December 31, 1998. During this period, Time Warner accounted for the entertainment group under the equity method of accounting. Operating results for the year ended June 30, 1999 have been derived from the compilation of:

  . the results for the six months ended June 30, 1999 included in Time Warner's Current Report on Form 8-K dated August 3, 1999;,

  . the three month pro forma results for the quarter ended September 30, 1998 included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

  . the three month pro forma results for the quarter ended December 31, 1998 included in Time Warner's Current Report on Form 8-K dated February 2, 2000.

These reports are incorporated by reference. A complete description of Time Warner's consolidation of the entertainment group and the nature of the pro forma adjustments are included in Time Warner's Current Report on Form 8-K dated August 3, 1999.

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
               (in millions, except per share amounts, unaudited)

                                                                        AOL
                                             Time      Pro Forma    Time Warner
                                   AOL(i)  Warner(j) Adjustments(k)  Pro Forma
                                   ------  --------- -------------- -----------
Revenues.........................  $5,718   $27,333     $   --       $ 33,051
Cost of revenues(/1/)............  (3,055)  (14,940)        --        (17,995)
Selling, general and
 administrative(/1/).............  (1,602)   (7,513)        --         (9,115)
Amortization of goodwill and
 other intangible assets.........     (68)   (1,298)     (7,047)       (8,413)
Gain on sale or exchange of cable
 systems and investments.........     --      2,247         --          2,247
Gain on early termination of
 video distribution agreement....     --        215         --            215
Gain on sale of interest in
 CanalSatellite..................     --         97         --             97
Merger, restructuring and other
 charges.........................     (98)     (106)        --           (204)
                                   ------   -------     -------      --------
Business segment operating income
 (loss)(/1/).....................     895     6,035      (7,047)         (117)
Interest and other, net..........     814    (1,897)        --         (1,083)
Minority interest................     --       (475)        --           (475)
Corporate expenses...............     (88)     (163)        --           (251)
                                   ------   -------     -------      --------
Income (loss) before income
 taxes...........................   1,621     3,500      (7,047)       (1,926)
Income tax benefit (provision)...    (595)   (1,540)      1,520          (615)
                                   ------   -------     -------      --------
Income (loss) before
 extraordinary item..............   1,026     1,960      (5,527)       (2,541)
Preferred dividend requirements..     --        (52)        --            (52)
                                   ------   -------     -------      --------
Income (loss) applicable to
 common shares before
 extraordinary item..............  $1,026   $ 1,908     $(5,527)     $ (2,593)
                                   ======   =======     =======      ========
Income (loss) per common share
 before extraordinary item:
  Basic..........................  $ 0.47   $  1.51                  $  (0.63)
                                   ======   =======                  ========
  Diluted........................  $ 0.40   $  1.43                  $  (0.63)
                                   ======   =======                  ========
Average common shares:
  Basic..........................   2,189     1,267                     4,090
                                   ======   =======                  ========
  Diluted........................   2,587     1,398                     4,090
                                   ======   =======                  ========

--------
(/1/) Includes depreciation ex-
 pense of:.......................  $  248   $ 1,231     $   --       $  1,479
                                   ======   =======     =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.

    NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--
                                  (Continued)
                                  (unaudited)

(i) Reflects the historical operating results of America Online for the year ended December 31, 1999. In order to conform America Online's fiscal year end of June 30 to a calendar-year basis, these operating results have been derived from the combination of America Online's quarterly historical operating results for these periods. In addition, outstanding share and per share information for America Online has been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(j) Reflects the historical operating results of Time Warner for the year ended December 31, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(k) Pro forma adjustments to record the merger for the year ended December 31, 1999 reflect:

  . an increase of $7.589 billion in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets and are amortized on a straight-line basis over a twenty-five year weighted-average period;

  . a decrease of $542 million in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

  . an increase of $1.520 billion in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

  In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(l) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

  Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
      Pro forma EBITDA.............................................    $9,775
                                                                       ======
      Increase in pro forma EBITDA.................................    $2,300
                                                                       ======
      Adjusted EBITDA..............................................    $7,475
                                                                       ======

      The increase in pro forma EBITDA includes the following significant and nonrecurring items:


                                                                    Year Ended
                                                                    December 31,
                                                                       1999
                                                                    ----------
      Items related to America Online include:

          Merger, restructuring and other charges                       $ (128)
          Transition costs                                                 (25)

      Items related to Time Warner include:

          Gain on sale or exchange of cable systems
            and investments                                              2,247
          Gain on early termination of long-term, home
           video distribution agreement                                    215
          Gain on sale of interest in CanalSatellite                        97
          Write-down of retail store assets                               (106)
                                                                    ----------

      Increase in pro forma EBITDA                                      $2,300
                                                                    ==========

      The items above related to America Online are described more fully in America Online's Quarterly Report on Form 10-Q for the six months ended December 31, 1999 and Annual Report on Form 10-K for the year ended
      June 30, 1999. The above items related to Time Warner are described more fully in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated herein by reference.

(b)  Unaudited Pro forma Consolidated Condensed Financial Statements:

     (i)  America Online, Inc.:

     (A)  Pro Forma Consolidated Condensed Balance Sheet as of December 31,
          1999;

     (B)  Notes to the Pro Forma Consolidated Condensed Balance Sheet
     (C) Pro Forma Consolidated Condensed Statements of Operations for the six months ended December 31, 1999;
     (D) Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 1999;
     (E)  Notes to Pro Forma Consolidated Condensed Statements of Operations;
     (F) Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1999;
     (G)  Notes to the Pro Forma Consolidated Condensed Statements of
          Operations.

(c)  Exhibits:

     (i)  Exhibit 23: Consent of Ernst & Young LLP, Independent Auditors.

     (ii) Exhibit 99(a): Financial Statements of Time Warner Inc., incorporated by reference from its (i) Annual Report on Form 10-K for the year ended December 31, 1999; (ii) Current Report on Form 10-Q for the quarterly period ended September 30, 1999; (iii) Current Report on Form 8-K dated February 2, 2000; and (iv) Current Report on Form 8-K dated August 3, 1999.

EXHIBIT INDEX


                                                                                                         Sequential
Exhibit                                                                                                     Page
  No.                                       Description of Exhibits                                        Number
-------                                     -----------------------                                      -----------
23       Consent of Ernst & Young LLP, Independent Auditors.
99(a)    Exhibit 99(a): Financial Statements of Time Warner Inc., incorporated by reference from its          *
         (i) Annual Report on Form 10-K for the year ended December 31, 1999; (ii) Current Report on
         Form 10-Q for the quarterly period end September 30, 1999; (iii) Current Report on Form 8-K
         dated February 2, 2000; and (iv) Current Report on Form 8-K dated August 3, 1999.


_______________
* Incorporated by reference.